Exhibit 99.1

Razorfish, Inc.

Chief Executive Officer’s Certification

In connection with the periodic report of Razorfish, Inc. (the “Company”) on Form 10-Q for the interim period ended September 30, 2002 as filed with the Securities and Exchange Commission (the “Report”), I, Jean-Philippe Maheu, Chief Executive Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: November 13, 2002	By:	/s/ JEAN-PHILIPPE MAHEU

Jean-Philippe Maheu Chief Executive Officer